UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2024

Date of Report (Date Earliest Event Reported)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street Houston Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Base Indenture and Supplemental Indenture

On October 30, 2024, NRG Energy, Inc., a Delaware corporation (the “Company”), sold and issued (1) $925 million aggregate principal amount of 6.00% senior notes due 2033 (the “2033 Notes”) and (2) $950 million aggregate principal amount of 6.25% senior notes due 2034 (the “2034 Notes”) pursuant to the terms of a purchase agreement, dated October 16, 2024, among the Company, the guarantors named therein and the initial purchasers named therein. In addition, on October 30, 2024, the Company settled and issued $798.2 million aggregate principal amount of new 5.75% senior notes due 2029 (the “2029 Notes” and, collectively with the 2033 Notes and the 2034 Notes, the “Notes”) and cash in exchange for a corresponding principal amount of existing 5.75% senior notes due 2029 issued by APX Group, Inc. (“APX”), a wholly-owned subsidiary of the Company, in connection with the Company’s previously announced offer to exchange. The Notes are senior unsecured obligations of the Company and are guaranteed by each of the Company’s current and future subsidiaries that guarantee indebtedness under its Credit Agreement (as defined below).

The Notes were issued under a base indenture, dated October 30, 2024 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated October 30, 2024 (the “Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee. The 2033 Notes mature on February 1, 2033 and bear interest at a rate of 6.00% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2025. The 2034 Notes mature on November 1, 2034 and bear interest at a rate of 6.25% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2025. The 2029 Notes mature on July 15, 2029 and bear interest at a rate of 5.75% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2025.

The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S promulgated under the Securities Act.

The net proceeds from the offering of the 2033 Notes and the 2034 Notes, together with the net proceeds from the Incremental Term Loans (as defined below) and cash on hand, were used to pay the tender price of the APX 2027 Secured Notes (as defined below), to repay all loans and other amounts outstanding under APX’s senior secured credit agreement, to pay transaction fees, expenses and premiums and to refinance outstanding debt and for other general corporate purposes. In addition, the Company used a portion of the net proceeds from the offering of the 2033 Notes and the 2034 Notes to redeem all of the Company’s outstanding 6.625% senior notes due 2027.

The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the forms of each series of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this Current Report and each of which is incorporated by reference into this Item 1.01.

Tenth and Eleventh Amendments to Amended and Restated Credit Agreement

On October 30, 2024, the Company, as borrower, and certain subsidiaries of the Company, as guarantors, entered into the Tenth and Eleventh Amendments to the Second Amended and Restated Credit Agreement (the “Tenth Amendment” and “Eleventh Amendment,” respectively) with, among others, Citicorp North America, Inc., as administrative agent and as collateral agent (the “Agent”), and certain financial institutions, as lenders, which amended the Company’s Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (the “Credit Agreement”). Pursuant to the Tenth Amendment, the Company (i) extended the maturity date of its revolving credit facility to October 30, 2029 and (ii) made certain other amendments to the Credit Agreement.

The Eleventh Amendment further amended the Credit Agreement by adding a new incremental term loan B in an aggregate principal amount of $450 million (the “Incremental Term Loan B Facility” and the loans thereunder, the “Incremental Term Loans”), which Incremental Term Loan B Facility is fungible with the Company’s existing term loan B facility (the “Existing Term Loan B Facility”).

At the Company’s election, the Incremental Term Loans will bear interest at a rate per annum equal to either (1) a fluctuating rate equal to the highest of (A) the rate published by the Federal Reserve Bank of New York in effect on such day, plus 0.50%, (B) the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “Prime Rate” in the United States, and (C) a rate of one-month Term SOFR (as defined in the Credit Agreement), plus 1.00%, in each case, plus a margin of 1.00%, or (2) Term SOFR (as defined in the Credit Agreement) (which will not be less than 0.00%) for a one-, three- or six-month interest period (or such other period as agreed to by the Agent and the lenders, as selected by the Company), plus a margin of 2.00%.

The Incremental Term Loan B Facility is guaranteed by each of the Company’s subsidiaries that guarantee the Company’s revolving credit facility and Existing Term Loan B Facility and is secured on a first lien basis by substantially all of the Company’s and such subsidiaries’ assets, in each case, subject to certain customary exceptions and limitations set forth in the Credit Agreement.

The Incremental Term Loan B Facility has a final maturity date of April 16, 2031 and amortizes at a rate of 1% per annum in equal quarterly installments (subject to any adjustments to such amortization payments to ensure that such Incremental Term Loan B Facility is fungible for U.S. federal tax purposes with the Company’s Existing Term Loan B Facility).

If an event of default occurs under the Incremental Term Loan B Facility, the entire principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable, subject, in certain instances, to the expiration of applicable cure periods.

The Incremental Term Loan B Facility also provides for customary asset sale mandatory prepayments, reporting covenants and negative covenants governing dividends, investments, indebtedness, and other matters that are customary for similar term loan B facilities.

The foregoing description is qualified in its entirety by reference to the full text of the Tenth Amendment and the Eleventh Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and each of which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report are also responsive to this Item 2.03 and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 30, 2024, in connection with APX’s previously announced offer to purchase for cash any and all outstanding 6.75% senior secured notes due 2027 issued by APX (the “APX 2027 Secured Notes”), APX purchased approximately $589 million aggregate principal amount of the APX 2027 Secured Notes that had been validly tendered in the tender offer.

On October 31, 2024, the Company redeemed all of the Company’s 6.625% senior notes due 2027, of which $375 million aggregate principal amount was outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Base Indenture, dated October 30, 2024, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Notes.

4.2	Supplemental Indenture, dated October 30, 2024, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Notes.

4.3	Form of 5.75% Senior Notes due 2029 (incorporated by reference to Exhibit 4.2 filed herewith).

4.4	Form of 6.00% Senior Notes due 2033 (incorporated by reference to Exhibit 4.2 filed herewith).

4.5	Form of 6.25% Senior Notes due 2034 (incorporated by reference to Exhibit 4.2 filed herewith).

10.1	Tenth Amendment to Second Amended and Restated Credit Agreement, dated as of October 30, 2024, by and among NRG Energy, Inc., Citicorp North America, Inc., as administrative agent and as collateral agent, and certain financial institutions, as lenders.

10.2	Eleventh Amendment to Second Amended and Restated Credit Agreement, dated as of October 30, 2024, by and among NRG Energy, Inc., Citicorp North America, Inc., as administrative agent and as collateral agent, and certain financial institutions, as lenders.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2024

NRG ENERGY, INC. (Registrant)

By:	/s/ Christine A. Zoino
Name: Christine A. Zoino
Title: Corporate Secretary